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                                  AGREEMENT OF LEASE

THIS AGREEMENT OF LEASE ("Lease"), entered into effective as of the 3rd day of June, 1996, by and between Land O'Lakes, Inc., a Minnesota cooperative corporation, ("LOL") and GalaGen Inc., a Delaware corporation, ("GALAGEN");

WHEREAS, LOL and Procor Technologies, Inc., a Minnesota corporation, ("PROCOR") entered into a Master Services Agreement on May 7th, 1992, ("MASTER SERVICES AGREEMENT"), which provides, among other things, the use of space in LOL's pilot plant, freezers, and warehouse.

WHEREAS, PROCOR was merged into GALAGEN by Agreement and Plan of Merger dated May 7, 1992, whereupon the separate existence of PROCOR ceased and GALAGEN continued as the surviving corporation.

WHEREAS, in addition to the lease of space as set forth in the MASTER SERVICES AGREEMENT, GALAGEN requires the exclusive use of certain space as more fully defined herein.

NOW, THEREFORE, LOL, for and in consideration of the rent, covenants, and agreements hereinafter set forth to be paid, kept, and performed by GALAGEN, hereby demises and leases unto GALAGEN, and GALAGEN hereby does hire and rent from LOL, the premises hereinafter described, upon the terms and conditions hereinafter set forth.

IT IS AGREED:

1.  THE LEASED PREMISES.  LOL leases to GALAGEN and GALAGEN rents from LOL
2,515 square feet consisting of those areas highlighted in red on Exhibit A, attached hereto and made part hereof, and parts of a mezzanine, parts of a chemical room, and parts of the locker area as designated by LOL, ("LEASED PREMISES"). For purposes of this Lease, LOL's building including parking area, drive ways and common areas located at 4001 Lexington Avenue North, Arden Hills, Minnesota shall be defined as "BUILDING". GALAGEN leases the LEASED PREMISES from LOL in an "as-is" condition with any improvements to the LEASED PREMISES to be at GALAGEN's sole responsibility and cost.

2. USE OF LEASED PREMISES AND COMMON AREAS. GALAGEN shall use the LEASED PREMISES for manufacturing and storage of bovine immunoglobulin concentrate products and for no other purpose whatsoever except as reasonably consented to by LOL, which consent shall not be unreasonably withheld or delayed. GALAGEN may not use the LEASED PREMISES for any unlawful activity. In particular, GALAGEN promises that the LEASED PREMISES and the property on which the LEASED PREMISES is located will not be used by GALAGEN or others acting under its control to manufacture, sell, give away, barter, deliver, exchange, distribute or possess with intent to manufacture, sell, give away, barter, deliver, exchange, or distribute a controlled substance in violation of any local, state,
or federal law.   GALAGEN shall have access to and use of the LEASED PREMISES 24 hours a day, 7 days a week, including without limitation, the ability to use such portions of the common areas of the BUILDING for such use.


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3.  TERM.  The term of this Lease shall be for five (5) years, commencing on the date of this Lease, and ending on June 30, 2001 (the "Term"). This Lease may be extended for additional one (1) year periods at the option of GALAGEN, if GALAGEN notifies LOL in writing at least ninety (90) days prior to the original termination date, or any subsequent anniversary date, of its intent to exercise this option. Such extension will continue this Lease according to the same terms and conditions as found herein.

4. RENT. GALAGEN shall pay to LOL, at the address designated in this Lease, rent for the Term in the amount equal to $85,510.00 per annum; $7,125.83 per
month and $34.00 per square foot ("Annual Rent").   The payment for Annual Rent
for each month must be paid on or before the 1st day of each month beginning June 1, 1996, together with any other rent due and payable under this Lease at the address set forth in Section 11 without offset, deduction or demand. LOL does not have to give notice to GALAGEN to pay Annual Rent. GALAGEN understands that LOL will not accept a partial payment of Annual Rent. This Section may be amended in writing, signed by both parties if the parties agree to increase or to decrease the square footage of the LEASED PREMISES. The amount of Annual Rent or other rent for the services provided by LOL hereunder shall be reviewed and adjusted annually by mutual agreement of the parties.

5. QUIET ENJOYMENT. Subject to GALAGEN's performance of all of its obligations under this Lease, GALAGEN shall have the peaceful and quiet use of the LEASED PREMISES for the permitted use set forth in Section 2, without hindrance on the part of LOL. GALAGEN and LOL each covenant to the other that it will not operate in a manner that will interfere with the operations of the other party in the BUILDING or the LEASED PREMISES, as the case may be. LOL agrees it will not make any changes to its operations in the BUILDING or make any material alterations to the BUILDING or the LEASED PREMISES that would have a material adverse impact on GALAGEN's operations in the LEASED PREMISES for the permitted use. Except for emergency repairs and boiler maintenance, LOL agrees to provide GALAGEN with thirty (30) days' prior notice of any maintenance, repairs or alterations to the BUILDING which could result in the interruption of its business to the LEASED PREMISES. LOL shall use reasonable efforts to give thirty (30) days notice that maintenance to the boiler will occur within a two (2) week time period. If emergency repairs are required to the LEASED PREMISES, LOL shall not be required to give notice.

6. UTILITIES AND TAXES. GALAGEN, at its sole cost, shall have separate submeters installed for the following utility services furnished by LOL to the storage area, pilot plant area and mezzanine area of the LEASED PREMISES:
water and electricity. LOL shall read the submeters at such times to coincide with the billing periods as determined by LOL's utility suppliers and invoice GALAGEN based upon GALAGEN's percentage use of LOL's total water and electricity usage for the BUILDING for the same billing period. Sewer charges shall be paid by GALAGEN as provided in Section 20. The price per unit of utility supplied used to invoice GALAGEN shall be the same price per unit of utility supplied that LOL is charged by the respective utility. During the Term, GALAGEN shall also pay all taxes and governmental charges on any property of GALAGEN brought in or on the LEASED PREMISES, sales and other excise taxes on products thereof, and any taxes levied on or with respect to income or profits from the LEASED PREMISES earned during the Term. GALAGEN shall be responsible for any increase in real estate taxes and special assessments for the BUILDING which results from the creation of


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improvements or alterations made by GALAGEN.  Except as otherwise provided in this Section 6, LOL agrees to pay all real estate taxes and special assessments levied against the BUILDING. LOL and GALAGEN shall cooperate with each other with respect to any contest of real estate taxes.

7. REPAIRS AND MAINTENANCE. Except as otherwise provided herein, LOL shall keep and maintain the BUILDING and the structural portions of the LEASED PREMISES (including without limitation, the roof, the slab floor, and the structural walls) in good order, condition and repair. GALAGEN shall keep and maintain the LEASED PREMISES in good order, condition and repair. Any damage done to the BUILDING by GALAGEN's improvements to the LEASED PREMISES, equipment, installations or operations shall be repaired by GALAGEN at GALAGEN's sole cost and with LOL's prior written approval. If GALAGEN fails to maintain the LEASED PREMISES as provided herein, LOL shall have the right, but not the obligation, after notice and opportunity for GALAGEN to cure, to perform such maintenance as is required of GALAGEN in which event GALAGEN shall promptly reimburse LOL for its costs in providing such maintenance or repairs.

8. A. INDEMNITY BY GALAGEN. Except for the gross negligence or willful actions of LOL or its employees, GALAGEN shall indemnify and hold harmless LOL from and against every demand, claim, cause of action, judgment and expense, and all loss and damage arising from:

    a) any injury or damage to the person or property of GALAGEN or LOL, any other tenant in the BUILDING or to any other person in the BUILDING, where the injury or damage is caused by the negligence or misconduct of GALAGEN, its agents, servants or employees, or of any other person entering on the LEASED PREMISES or the BUILDING under express or implied invitation of GALAGEN, or results from the violation of laws or ordinances, governmental orders of any kind or of the provisions of this Lease by any of the foregoing,

    b) any loss or damage, however caused, to equipment, fixtures, improvements or property of GALAGEN in or about the BUILDING,

    c) any loss or damage resulting from an interference with GALAGEN's business, and

    d) any injury or damage not specified above to the person or property of GALAGEN, its agents, servants or employees, or any other person entering on the BUILDING under express or implied invitation of GALAGEN, where the injury or damage is caused by any reason.

    If LOL or its employees or agents shall, without fault on their part, be made a party to any litigation commenced by or against GALAGEN, then GALAGEN shall indemnify and hold LOL, it employees or agents harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid in connection with such litigation. This indemnity by GALAGEN shall survive the expiration or early termination of this LEASE.

8. B. INDEMNITY BY LOL. Except for the gross negligence or willful actions of GALAGEN or its employees, LOL shall indemnify and hold harmless GALAGEN from and against every


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    demand, claim, cause of action, judgment and expense and all loss or damage arising from the gross negligence or willful actions of LOL or its employees.


9. INSURANCE BY GALAGEN. During the Term, GALAGEN, shall at its expense carry and maintain and cause its contractors to maintain in full force and effect:

    A. General public liability insurance against the claims for personal injury, death or property damage occurring in or about the LEASED PREMISES or resulting from the installation, operation or maintenance of GALAGEN's business on the LEASED PREMISES, such insurance to be in the amount of at least $1,000,000.00 for all personal injuries and deaths resulting from any one accident and $1,000,000.00 for property damage in any one accident.

    B. A Standard Worker's Compensation and Employer's Liability Insurance Policy in the amount equal to the limit of liability and in a form prescribed by the laws of the State of Minnesota.

    C. "All-Risk" property damage for the LEASED PREMISES (including any improvements in the amounts of the full replacement values thereof.

10. WAIVER OF SUBROGATION. Each party hereto agrees to obtain from all insurers providing property insurance, a waiver of all rights of subrogation against the other party. Failure of a party to obtain such waiver of subrogation shall be a default hereunder, giving the other party all rights and remedies available on default. In addition, if either party fails to obtain such waiver of subrogation, the other party's insurer shall not be bound by its waiver of subrogation. Each party, on the other party's request, will provide evidence of this waiver of subrogation. Notwithstanding anything to the contrary in the Lease, LOL and GALAGEN hereby release one another and their respective partners, officers and employees from any and all liability (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered by property insurance or coverable by a customary "all risk" policy of property damage, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.


11. NOTICES. All notices shall be in writing and delivered by hand delivery to be personally received by the party at its address set forth below or its appropriate designee, or to such other address as such party may hereafter designate by written notice to the other party.

    If to LAND O'LAKES, INC., to:      If to GALAGEN, to:

    LAND O'LAKES, INC.                 GALAGEN, INC.
    Attn:  Mike Gabriel                Attn:  Mike Cady
    P O Box 116                        P O Box 116
    Minneapolis  MN  55440-0116        Minneapolis  MN  55440-0116


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All such notices shall be considered effective on receipt.


12. ALTERATIONS. GALAGEN shall make no alteration, additions or improvements to the LEASED PREMISES without LOL's prior written consent. All such approved alterations are to be done at the sole cost and risk of GALAGEN and shall be designed consistent with the BUILDING's current systems and services. All such approved alterations shall be done in a manner to minimize any interruption of LOL's business in the BUILDING to the greatest extent reasonable. Any damage to the BUILDING by such approved alterations shall be immediately reported to LOL and GALAGEN shall pay any and all costs to repair such damage within thirty (30) days after its receipt of an invoice. Any additions or improvements to the LEASED PREMISES made by GALAGEN during the Term shall become part of the LEASED PREMISES and the property of LOL at the expiration or termination of this Lease, except that GALAGEN shall have the right to remove all personal property, equipment and trade fixtures, including without limitation, the water purifier from the LEASED PREMISES. GALAGEN shall not be obligated to prepare the LEASED PREMISES for the next occupant thereof provided, however, the LEASED PREMISES shall be surrendered to LOL in the condition in which GALAGEN is required to maintain the LEASED PREMISES as set forth in Section 7.

13.  RIGHT OF ACCESS.   GALAGEN shall have unrestricted access to the LEASED
PREMISES and BUILDING and common areas reasonably necessary to access the LEASED PREMISES. With GALAGEN's verbal consent, LOL shall have the right to enter into and on the LEASED PREMISES during the Term for the purpose of examining the same for repairs or maintenance necessary for the safety and preservation thereof (except that no notice shall be required in case of emergencies). When making repairs, LOL shall take all necessary actions to protect GALAGEN's property and personnel from loss, damage and injury and to avoid disrupting GALAGEN's use and occupancy of the LEASED PREMISES.

14. GALAGEN DEFAULT. GALAGEN shall be considered in default of this Lease ("GALAGEN Default") if (1) GALAGEN fails to pay Annual Rent or other rent when due; or (2) GALAGEN fails to perform any of its other obligations under this Lease within thirty (30) days after receiving notice from LOL specifying the nature and extent of the GALAGEN Default. If a GALAGEN Default has occurred, LOL may: (1) end this Lease after giving GALAGEN thirty (30) days written notice of its intention to do so and in accordance with any laws governing such termination, and GALAGEN shall then surrender the LEASED PREMISES to LOL; or (2) LOL may enter and take possession of the LEASED PREMISES, in accordance with any laws governing such repossession, and remove GALAGEN, with or without having terminated the Lease. LOL's exercise of any of its remedies or its receipt of GALAGEN's keys shall not be considered an acceptance or surrender of the LEASED PREMISES by GALAGEN. A surrender must be agreed to in writing and signed by both parties. GALAGEN shall be liable for and shall pay to LOL within thirty
(30) days of receiving LOL's invoice, all reasonable attorneys' fees and other direct costs of expenses of LOL actually incurred by LOL as a result of a GALAGEN Default.

15. GOVERNING LAW. This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state of Minnesota.


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16. AMENDMENTS TO LEASE.  This Lease may not be effectively amended, changed, modified, or altered without the written consent of both parties hereto.

17. BINDING ON SUCCESSORS. This Lease shall be binding on the heirs, representatives, successors, and assigns of the parties hereto.

18. PREVAILING PARTY FEES. In the event either party institutes any legal action to enforce the terms of this Lease, the prevailing party shall be entitled to reimbursement of all costs incurred in connection with such action, including without limitation reasonable attorneys' fees.

19. CONFIDENTIALITY. Each party acknowledges that it may become aware of, or come into possession of, the other party's Confidential Information (as defined herein). The Confidential Information shall be retained in secret; shall not be utilized in competition with the other party or the other party's successors or assigns; and shall not be disclosed to any third party without the other party's prior written consent. Confidential Information shall be defined as all information observed by each party in the LEASED PREMISES and the BUILDING including, without limitation, equipment design, all formulas, processing information, research and development information, product concepts, financial information, marketing and business plans and strategies, the identity of any of LOL's or GALAGEN's third party customers and the like. The obligations of this Section shall survive the termination of this Lease.

20. LEASED PREMISES EXPENSES. Notwithstanding anything contained herein to the contrary, any reasonable out-of-pocket costs incurred by LOL as a result of GALAGEN's occupancy of the LEASED PREMISES and not included in Annual Rent shall be reimbursed by GALAGEN within thirty (30) days after its receipt of an invoice from LOL. If possible, LOL, using reasonable efforts, shall provide GALAGEN with an opportunity to review costs prior to LOL incurring such costs.


The parties hereto have duly executed this Lease effective as of the date and year first above written.

LAND O'LAKES, INC.                     GALAGEN INC.



- -------------------------               -------------------------
By:  /s/ DAVID HETTINGA                By:   /s/ ROBERT A. HOERR
     --------------------                    --------------------
Its: VICE PRESIDENT                    Its:  PRESIDENT, CEO
     --------------------                    --------------------


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